UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 28, 2006 a purported class action lawsuit was filed in the Superior Court of California, County of Orange, by a plaintiff who claims to be a shareholder of Broadcom. The lawsuit, entitled Jin v. Broadcom Corporation et al. (Case No. 06 CC00057), names as defendants the company, each of the members of its Board of Directors, and Henry T. Nicholas III, the company's co-founder. The principal claims asserted in the lawsuit are that: (a) disclosures in the company's March 27, 2006 proxy statement concerning proposed Second Amended and Restated Articles of Incorporation, which would, among other things, increase the number of authorized shares of its Class A common stock, are incorrect and/or misleading; and (b) Broadcom’s recent stock split, the recent amendment to its share repurchase program, and recent and proposed changes in the compensation of its non-employee directors constitute breaches of fiduciary duty. Plaintiff contends, among other things, that the proposed increase in the number of authorized Class A shares is part of an alleged scheme to allow company insiders to sell Class B stock and nevertheless retain voting control over the company's affairs.

Plaintiff has indicated that she intends to seek expedited discovery and to pursue preliminary injunctive relief concerning the shareholder vote on the Restated Articles and the company's implementation of the share repurchase program. The company believes that the claims asserted in the lawsuit are entirely without merit and intends to defend them vigorously.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

April 3, 2006	By:	William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President & Chief Financial Officer